EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION



ARCHER & WEED
Special Project Counsel

4695 MacARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164 TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER=S DIRECT NUMBER
(949) 475-9086

                                 August 25, 1999


Board of Directors
The Hartcourt Companies Inc.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by The Hartcourt Companies Inc.

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                                        [HARTCORT\FS8:MAY1999]-2

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